Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated 25 June 1999 relating to the financial statements of Trojan Television Limited which appears in the Current Report on Form 8-K of Brilliant Digital Entertainment, Inc. dated June 28, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ MRI MOORES ROWLAND

MRI Moores Rowland
London, England
December 13, 1999